UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
August 21, 2007
MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 21, 2007 the Board of Directors, upon the recommendation of the Company’s Nominating Committee, elected Elizabeth A. Wolszon to the Board, effective immediately. She replaces Robert E. Mellor who resigned from the Board as of August 21, 2007. Additionally, Ms. Wolszon will serve on the Company’s Compensation and Nominating Committees.
     As a non-employee member of the Company’s Board, Ms. Wolszon is entitled to the director compensation disclosed in the Company’s Proxy Statement, filed July 16, 2007. On August 22, 2007, the Company issued a press release announcing the election of Ms. Wolszon to the Board. A copy of the press release is furnished herewith as Exhibit 99.1.
     On August 21, 2007, at the Annual Meeting of Shareholders of the Company, the Company’s shareholders approved the Company’s 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan provides for the grant to employees and non-employee directors of stock options and restricted stock, which are collectively referred to in this report as awards. The 2007 Plan will replace the Company’s 1998 Employee Stock Option Plan and the 2003 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”). Up to 388,000 shares of common stock of the Company, plus any shares available for award under the Prior Plans, may be issued as awards under the 2007 Plan. The 2007 Plan will be administered by the Compensation Committee.
     The exercise price of all stock options granted under the 2007 Plan must be at least equal to the fair market value of the Company’s common stock on the date of grant. The 2007 Plan generally does not permit a change in the exercise price of any option previously granted except in the case of certain specified events, such as a stock split or merger, and as otherwise permitted under the applicable section of the Internal Revenue Code.

     The 2007 Plan permits shares of common stock purchased upon the exercise of options to be paid (i) in cash, (ii) through a broker-facilitated cashless exercise procedure, (iii) by delivery of shares owned by the optionee, provided any ownership requirements have been met, or (iv) a combination of cash and shares.
     The description of the 2007 Plan described in this report does not purport to be complete and is qualified in its entirety by the language of the 2007 Plan, which is incorporated herein by reference to (i) the Company’s Proxy Statement on Schedule 14A, filed on July 16, 2007 and (ii) the Company’s Supplement to the Proxy Statement, filed on August 10, 2007.
Item 8.01  Other Events
     On August 21, 2007, the Board of Directors elected Robert G. Gross as Chairman of the Board, effective immediately. On August 22, 2007, the Company issued a press release announcing the election of Mr. Gross as Chairman of the Board. A copy of the press release is furnished herewith as Exhibit 99.1.
     Also, the Board declared a three-for-two stock split of the Company’s common stock in the form of a 50% stock dividend payable to shareholders of record at the close of business on September 21, 2007. On August 22, 2007, the Company issued a press release announcing the three-for-two stock split. Further details are set forth in the press release furnished herewith as Exhibit 99.2.
Item 9.01  Financial Statements and Exhibits
     (a)  Not Applicable
     (b)  Not Applicable
     (c)  The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press Release regarding Board elections, dated August 22, 2007.
99.2	Press Release regarding stock split, dated August 22, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MONRO MUFFLER BRAKE, INC.
                  (Registrant)

August 23, 2007	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President and Chief Financial Officer